Calculation of Filing Fee Tables

S-3/A

…………..

(Form Type)

Brighthouse Life Insurance Company

……………………………………………………..

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Other	Individual Single Premium Deferred Index -Linked Separate Account Annuity Contract	457(o)	N/A	N/A	$1,142,000,000	$92.70 per Million	$105,863.40	N./A	N/A	N/A	N/A

Fees Previously Paid	Other	Individual Single Premium Deferred Index -Linked Separate Account Annuity Contract	457(o)	N/A	N/A	$5,358,000,000	$92.70 per Million	$496,686.60	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	Total Offering Amounts					$6,500,000,000		$602,550

	Total Fees Previously Paid							$496,686.60

	Total Fee Offsets							$105,863.40

	Net Fee Due							$0

(1)..Interests are sold on a dollar for dollar basis and not on the basis of a price per share or unit.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Rule 457(p)

Fee Offset Claims	Brighthouse Life Insurance Company	S-3	333-226035	July 2, 2018	N/A	$105,863.40	Other	N/A	873,964,000	$873,964,000	N/A

Fee Offset Sources	MetLife Insurance Company USA	S-3	333-208664	N/A	December 21, 2015	N/A	N/A	N/A	N/A	N/A	$124,500

Pursuant to Rule 457(p) under the Securities Act of 1933, the registration fee of $105,863.40 that would otherwise be due to register an additional $1,142,000,000 of securities (for a total maximum aggregate offering price of $6,500,000,000) is offset in its entirety by remaining filing fees of $108,808.51 associated with 873,964.000 previously registered and unsold units. The 873,964,000 units were registered by the Registrant with a registration statement on Form S-3 filed on July 2, 2018 (333-226035), in connection with a maximum aggregate offering price of $1,000,000,000 and the then-applicable filing fee rate of $124.50 per million (for a total filing fee of $124,500). The Registrant has completed the offering, including the 873,964,000 unsold securities under the prior registration statement on Form S-3 (333-226035). The filing fee of $124,500 for the registration of $1,000,000,000 was, in turn, offset by a portion of the remaining filing fee of $402,800 paid in connection with a registration statement on Form S-3 (333-208664) filed by the Registrant on December 21, 2015.

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

N/.A	N/A	N/A	N/A	N/A	N/A	N/A